Exhibit 31.2

CERTIFICATION

I, Jean-Louis Casabonne, certify that:

1. I have reviewed this report on Form 10-K/A of hopTo Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ JEAN-LOUIS CASABONNE

Jean-Louis Casabonne

Chief Financial Officer

April 30, 2015